2022 Second Quarter July 19, 2022

2 Second Quarter Highlights Organic strength continues – 11.3% organic revenue growth – Strong across all disciplines & geographies – Precision Marketing (+21.0% organic) is now our third largest discipline, up from sixth in Q2 2019 Profits increasing – Net income per diluted share of $1.68, +5.0% from 2021 or +15.1% (non-GAAP adjusted(a)) – Operating profit margin of 15.2% on total revenues, up from 14.5% in 2021 (non-GAAP adjusted(a)) Strategic update – Significant partnerships in retail media and e- commerce announced during the quarter with Walmart, Instacart, Amazon and Kroger – Continuing investment - across media and content - in digital transformation, MarTech, e-commerce and data & analytics Capital allocation – Significant return of free cash flow to shareholders YTD: • 43% to dividends • 51% to net share repurchases (a) See reconciliations on page 10 for Operating Profit and page 4 for Net Income.

3 Second Quarter Year to Date 2022 2021 2022 2021 Revenue $ 3,567.2 $ 3,571.6 $ 6,977.5 $ 6,998.6 Operating Expenses (a)(c) 3,025.6 3,003.2 6,082.9 5,964.8 Operating Profit 541.6 568.4 894.6 1,033.8 Net Interest Expense(b) 40.1 73.5 82.9 121.0 Income Tax Expense(c) 133.1 123.2 248.6 235.2 Income (Loss) from Equity Method Investments 1.6 (0.1) 1.5 (0.1) Net Income Attributed to Noncontrolling Interests 21.6 23.4 42.4 41.5 Net Income - Omnicom Group Inc. $ 348.4 $ 348.2 522.2 636.0 Diluted Shares (millions) 206.9 217.1 208.3 217.0 Net Income per Share - Diluted $ 1.68 $ 1.60 $ 2.51 $ 2.93 Dividends Declared Per Common Share $ 0.70 $ 0.70 $ 1.40 $ 1.40 Income Statement Summary (a) Operating expenses in the second quarter of 2021 include $50.5 million related to a gain on the disposition of a subsidiary. (b) Net interest expense includes a $26.6 million pre-tax charge ($19.5 million after-tax) on the early extinguishment of debt in the second quarter of 2021. (c) In the first quarter of 2022, we recorded a pre-tax charge of $113.4 million in Operating Expenses resulting in an additional $4.8 million of Income Tax.

Income Statement Summary - Adjusted

	Second Quarter				Year to Date					
	Reported 2022	Reported 2021	Non-GAAP Adjustments	Non-GAAP Adjusted 2021	Reported 2022	Non-GAAP Adjustments	Non-GAAP Adjusted 2022	Reported 2021	Non-GAAP Adjustments	Non-GAAP Adjusted 2021
Revenue	$ 3,567.2	$ 3,571.6	$ —	$ 3,571.6	$ 6,977.5	$ —	$ 6,977.5	$ 6,998.6	$ —	$ 6,998.6
Operating Expenses [(a)(c)]	3,025.6	3,003.2	50.5	3,053.7	6,082.9	(113.4)	5,969.5	5,964.8	50.5	6,015.3
Operating Profit	541.6	568.4		517.9	894.6		1,008.0	1,033.8		983.3
Net Interest Expense [(b)]	40.1	73.5	(26.6)	46.9	82.9	—	82.9	121.0	(26.6)	94.4
Income Tax Expense [(b)(c)]	133.1	123.2	7.1	130.3	248.6	(4.8)	243.8	235.2	7.1	242.3
Income (Loss) from Equity Method Investments	1.6	(0.1)	—	(0.1)	1.5	—	1.5	(0.1)	—	(0.1)
Net Income Attributed to Noncontrolling Interests	21.6	23.4	—	23.4	42.4	—	42.4	41.5	—	41.5
Net Income - Omnicom Group Inc.	$ 348.4	$ 348.2		$ 317.2	$ 522.2		$ 640.4	$ 636.0		$ 605.0
Diluted Shares (millions)	206.9	217.1		217.1	208.3		208.3	217.0		217.0
Net Income per Share - Diluted	$ 1.68	$ 1.60		$ 1.46	$ 2.51		$ 3.07	$ 2.93		$ 2.79
Dividends Declared Per Common Share	$ 0.70	$ 0.70		$ 0.70	$ 1.40		$ 1.40	$ 1.40		$ 1.40

(a) Operating expenses in the second quarter of 2021 include $50.5 million related to a gain on the disposition of a subsidiary.
(b) Net interest expense includes a $26.6 million pre-tax charge ($19.5 million after-tax) on the early extinguishment of debt in the second quarter of 2021.
(c) In the first quarter of 2022, we recorded a pre-tax charge of $113.4 million in Operating Expenses resulting in an additional $4.8 million of Income Tax.

OmnicomGroup
4

5 Revenue Change Second Quarter Year to Date $ % ∆ $ % ∆ Prior Period Revenue $ 3,571.6 $ 6,998.6 Foreign exchange rate impact (a) (168.4) (4.7) % (253.5) (3.6) % Acquisition revenue, net of disposition revenue (b) (239.8) (6.7) % (579.4) (8.3) % Organic growth (c) 403.8 11.3% 811.8 11.6 % Current Period Revenue $ 3,567.2 (0.1) % $ 6,977.5 (0.3) % (a) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (b) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above. (c) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition revenue components from total revenue growth.

6 Revenue by Discipline Second Quarter Revenue % of Rev % Growth(b) % Organic Growth (a) Advertising & Media $ 1,831.0 51.3% (9.1) % 8.2 % Precision Marketing 362.0 10.2% 23.3% 21.0 % Commerce & Brand Consulting 234.6 6.6% 5.9% 11.2 % Experiential 154.6 4.3% 24.7% 36.6 % Execution & Support 250.5 7.0% (0.2) % 9.3 % PR 392.2 11.0% 13.4% 15.8 % Healthcare 342.3 9.6% 6.6% 9.2 % Total $ 3,567.2 100.0% (0.1) % 11.3% (a) “Organic Growth” reflects the year-over-year increase in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 5. (b) Negative growth resulted from dispositions in the second quarter of 2021 which were principally in our Advertising & Media discipline in the United States. Numbers may not sum due to rounding. Year to Date Revenue % of Rev % Growth(b) % Organic Growth (a) Advertising & Media $ 3,600.4 51.6% (10.4) % 8.6 % Precision Marketing 698.1 10.0% 24.0% 20.7 % Commerce & Brand Consulting 472.5 6.8% 8.3% 12.5 % Experiential 297.1 4.3% 39.9% 49.7 % Execution & Support 504.8 7.2% 1.5% 7.8 % PR 753.1 10.8% 13.5% 14.9 % Healthcare 651.5 9.3% 7.2% 8.5 % Total $ 6,977.5 100.0% (0.3) % 11.6%

7 Second Quarter Revenue % of Rev % Growth(b) % Organic Growth (a) United States $ 1,842.8 51.7% 0.1% 10.7 % Other North America 126.7 3.6% 8.6% 12.5 % UK 386.4 10.8% 1.8% 12.0 % Euro Markets & Other Europe 638.5 17.9% (3.9) % 15.1 % Asia Pacific 428.0 12.0% (4.3) % 4.7 % Latin America 79.9 2.2% 13.5% 14.0 % Middle East & Africa 64.9 1.8% 24.1% 28.3 % Total $ 3,567.2 100.0% (0.1) % 11.3 % Revenue by Region (a) “Organic Growth” reflects the year-over-year increase in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 5. (b) Negative growth resulted from dispositions in the second quarter of 2021 which were principally in our Advertising & Media discipline in the United States. Numbers may not sum due to rounding. Year to Date Revenue % of Rev % Growth(b) % Organic Growth (a) United States $ 3,567.4 51.1% (3.8) % 10.7 % Other North America 241.1 3.5% 9.1% 11.2 % UK 775.1 11.1% 5.3% 11.2 % Euro Markets & Other Europe 1,241.8 17.8% (0.6) % 14.5 % Asia Pacific 857.7 12.3% 1.2% 7.7 % Latin America 147.6 2.1% 10.4% 11.8 % Middle East & Africa 146.8 2.1% 43.2% 45.7 % Total $ 6,977.5 100.0% (0.3) % 11.6%

8 Year to Date June 30, 2022 2021 Pharmaceuticals and Healthcare 16% 16 % Food and Beverage 14% 14 % Technology 12% 9 % Auto 10% 10 % Consumer Products 8% 8 % Financial Services 7% 7 % Travel and Entertainment 6% 9 % Retail 6% 7 % Telecommunications 5% 5 % Government 3% 3 % Services 2% 2 % Oil, Gas & Utilities 2% 1 % Not-for-Profit 1% 1 % Education 1% 1 % Other 7% 7 % Total 100% 100 % Revenue by Industry Sector

Operating Expense Detail

	Second Quarter					Year to Date			
	2022	% of Rev	2021[c]	% of Rev		2022[b]	% of Rev	2021	% of Rev
Revenue[a]	$ 3,567.2		$ 3,571.6			$ 6,977.5		$ 6,998.6	
Operating expenses:									
Salary and related service costs[a]	1,800.8	50.5 %	1,721.7	48.2 % [a]		3,595.4	51.5 %	3,370.9	48.2 %
Third-party service costs [a][b]	765.2	21.4 %	881.4	24.7 % [a]		1,462.4	21.0 %	1,777.2	25.4 %
Occupancy and other costs	293.0	8.2 %	293.9	8.2 %		593.2	8.5 %	585.5	8.4 %
Gain on disposition of subsidiary	—	n/a	(50.5)	n/a		—	— %	(50.5)	n/a
Charges arising from the effects of the war in Ukraine[c]	—		—	n/a		113.4	1.6 %	—	n/a
Cost of services	2,859.0		2,846.5			5,764.4		5,683.1	
Selling, general and administrative expenses	110.9	3.1 %	103.2	2.9 %		207.6	3.0 %	174.9	2.5 %
Depreciation and amortization	55.7	1.6 %	53.5	1.5 %		110.9	1.6 %	106.8	1.5 %
Total operating expenses	3,025.6	84.8 %	3,003.2	84.1 %		6,082.9	87.2 %	5,964.8	85.2 %
Operating Profit	$ 541.6		$ 568.4			$ 894.6		$ 1,033.8	

(a) Amounts related to dispositions, net of acquisitions, in the second quarter of 2021 include: $239.8 million of Revenue, $24.5 million of Salary and related service costs, and $211.3 million of Third-party service costs. After adjusting for these amounts, as a percentage of revenues in the second quarter of 2021, Salary and related service costs were 50.9% of Revenue and Third-party service costs were 20.1% of Revenue.

(b) Third-party service costs are expenses paid to third-party vendors incurred primarily in connection with performance obligations for our services where we have determined that we are acting as principal. These third-party expenses also include incidental costs incurred in the performance of our services including airfare, mileage, hotel and other out-of-pocket expenses.

(c) The first quarter of 2022 includes a pre-tax charge of $113.4 million in connection with charges arising from the effects of the war in Ukraine.

OmnicomGroup 9

10 Adjusted Non-GAAP Operating Profit & Adjusted EBITA Second Quarter Year to Date Reported 2022 Reported 2021 Adjustments Adjusted 2021 Reported 2022 Adjustments Adjusted 2022 Reported 2021 Adjustments Adjusted 2021 Revenue $ 3,567.2 $ 3,571.6 $ — $ 3,571.6 $ 6,977.5 $ — $ 6,977.5 $ 6,998.6 $ — $ 6,998.6 Operating expenses(b)(c) 3,025.6 3,003.2 50.5 3,053.7 6,082.9 113.4 5,969.5 5,964.8 50.5 6,015.3 Operating Profit 541.6 568.4 (50.5) 517.9 894.6 113.4 1,008.0 1,033.8 (50.5) 983.3 Operating Profit Margin % 15.2% 15.9% 14.5% 12.8% 14.4% 14.8% 14.0 % Add back: Amortization of intangible assets 20.8 21.2 21.2 40.2 40.2 41.1 41.1 EBITA (a) $ 562.4 $ 589.6 $ (50.5) $ 539.1 $ 934.8 $ 1,048.2 $ 1,074.9 $ (50.5) $ 1,024.4 EBITA Margin % (a) 15.8% 16.5% 15.1% 13.4% 15.0% 15.4% 14.6% (a) See Non-GAAP reconciliations on page 18 (b) The second quarter of 2021 includes $50.5 million related to a gain on the disposition of a subsidiary. (c) The first quarter of 2022 includes a pre-tax charge of $113.4 million in connection with charges arising from the effects of the war in Ukraine.

11 Cash Flow Performance Six Months Ended June 30 2022 2021 Free Cash Flow (a) $ 767.7 $ 795.5 Primary Uses of Cash: Dividends paid to Common Shareholders 293.6 292.4 Dividends paid to Noncontrolling Interest Shareholders 37.7 38.6 Capital Expenditures 42.5 22.9 Acquisition payments, including payment of contingent purchase price obligations, and acquisition of additional noncontrolling interests, net of proceeds from sale of investments and other 288.9 38.7 Purchase of Short-term Investments & Other — — Stock Repurchases, net of Proceeds from Stock Plans 392.5 94.7 Primary Uses of Cash (a) 1,055.2 487.3 Net Free Cash Flow (a) $ (287.5) $ 308.2 (a) See page 17 for the reconciliation of non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Provided by Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented above. The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP liquidity measures. See page 24 for the definition of these measures

12 Credit & Liquidity $ Millions Twelve Months Ended June 30 2022 2021 EBITDA (a) $ 2,274.9 $ 2,365.2 Total Debt / EBITDA 2.4 x 2.2 x Net Debt (b) / EBITDA 1.0 x 0.4 x Debt Bank Loans (Due Less Than 1 Year) $ 12.3 $ 9.3 USD-denominated Senior Notes 4,150.0 4,150.0 EUR-denominated Senior Notes 1,041.6 1,188.4 GBP-denominated Senior Notes 394.0 — Other Debt (37.1) (37.7) Total Debt $ 5,560.8 $ 5,310.0 Cash and Equivalents 3,205.1 4,388.1 Short Term Investments 119.9 — Net Debt (b) $ 2,235.8 $ 921.9 (a) EBITDA is a non-GAAP performance measure. See page 24 for the definition of this measure and page 18 for the reconciliation of non-GAAP financial measures. (b) Net Debt is a non-GAAP liquidity measure. See page 24 for the definition of this measure, which is reconciled in the table above.

13 Historical Returns (a) Return on Invested Capital is After Tax Reported Operating Profit (a non-GAAP performance measure – see page 24 for the definition of this measure and page 17 for the reconciliation of non-GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities, including those related to operating leases, short-term interest bearing debt, the short-term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short-term investments and operating lease right of use assets). (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. Return on Invested Capital (ROIC)(a) Return on Equity(b) Twelve months ended June 30, 2022 24.4 % Twelve months ended June 30, 2022 41.9 % Twelve months ended June 30, 2021 25.9 % Twelve months ended June 30, 2021 46.8%

14 Appendix

15 Free Cash Flow (a) 2021 amount includes $50.5 million related to a gain on the disposition of a subsidiary (b) The Free Cash Flow amounts presented above are non-GAAP liquidity measures. See page 24 for the definition of this measure and page 17 for the reconciliation of the non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented above. Six Months Ended June 30 2022 2021 Net Income $ 564.6 $ 677.5 Depreciation and Amortization of Intangible Assets 110.9 106.8 Share-Based Compensation 40.1 39.1 Non-cash charge related to the effects of the war in Ukraine 65.8 — Other Items to Reconcile to Net Cash Used in Operating Activities, net (a) (13.7) (27.9) Free Cash Flow (b) $ 767.7 $ 795.5

Operating Expense Detail - Constant $

	Second Quarter			Year to Date		
	2022	2022 C$[(c)]	2021	2022	2022 C$[(c)]	2021
Operating expenses:						
Salary and related service costs	$ 1,800.8	$ 1,885.6	$ 1,721.7	$ 3,595.4	$ 3,725.1	$ 3,370.9
Third-party service costs [(a)]	765.2	803.0	881.4	1,462.4	1,517.9	1,777.2
Occupancy and other costs	293.0	308.1	293.9	593.2	616.4	585.5
Charges arising from the effects of the war in Ukraine[(b)]	—	—	—	113.4	113.4	—
Gain on disposition of subsidiary	—	—	(50.5)	—	—	(50.5)
Cost of services	2,859.0	2,996.7	2,846.5	5,764.4	5,972.8	5,683.1
Selling, general and administrative expenses	110.9	114.7	103.2	207.6	213.2	174.9
Depreciation and amortization	55.7	57.8	53.5	110.9	114.1	106.8
Total operating expenses	$ 3,025.6	$ 3,169.2	$ 3,003.2	$ 6,082.9	$ 6,300.1	$ 5,964.8

(a) Third-party service costs are expenses paid to third-party vendors incurred primarily in connection with performance obligations for our services where we have determined that we are acting as principal. These third-party expenses also include incidental costs incurred in the performance of our services including airfare, mileage, hotel and other out-of-pocket expenses.
(b) In the first quarter of 2022, we recorded a pre-tax charge of $113.4 million in connection with charges arising from the effects of the war in Ukraine.
(c) Constant Dollar ("C$") expense is calculated by translating the current period's local currency expense using the prior period average exchange rates to derive current period C$ expense. The foreign exchange rate impact is the difference between the current period expense in U.S. Dollars and the current period C$ expense.

OmnicomGroup 16

17 Non-GAAP Reconciliations Six Months Ended June 30 2022 2021 Net Cash Used in Operating Activities $ (739.9) $ (295.7) Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (1,507.6) (1,091.2) Free Cash Flow $ 767.7 $ 795.5 Net Decrease in Cash and Cash Equivalents $ (2,111.7) $ (1,212.4) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (1,507.6) (1,091.2) Proceeds from Long-term Borrowings — 791.7 Repayment of Long-term Debt — (1,250.0) Changes in Short-term Debt, net 3.2 5.7 Other, net (122.6) 46.8 Effect of foreign exchange rate changes on cash and cash equivalents (197.2) (23.6) Net Free Cash Flow $ (287.5) $ 308.2 Twelve Months Ended June 30 2022 2021 Reported Operating Profit 2,058.7 2,149.9 Effective Tax Rate for the applicable period 26.6% 25.8 % Income Taxes on Reported Operating Profit 547.6 554.7 After Tax Reported Operating Profit $ 1,511.1 $ 1,595.2

Non-GAAP Reconciliations

	Three Months Ended June 30		Six Months Ended June 30		Twelve Months Ended June 30	
	2022	2021	2022	2021	2022	2021
Net Income - Omnicom Group Inc.	$ 348.4	$ 348.2	$ 522.2	$ 636.0	$ 1,294.0	$ 1,347.4
Net Income Attributed to Noncontrolling Interests	21.6	23.4	42.4	41.5	100.7	93.5
Income (Loss) From Equity Method Investments	1.6	(0.1)	1.5	(0.1)	9.1	6.1
Income Tax Expense	133.1	123.2	248.6	235.2	502.1	497.6
Income Before Income Taxes	501.5	494.9	811.7	912.8	1,887.7	1,932.4
Net Interest Expense	40.1	73.5	82.9	121.0	171.0	217.5
Operating Profit	541.6	568.4	894.6	1,033.8	2,058.7	2,149.9
Amortization of Intangible Assets	20.8	21.2	40.2	41.1	79.1	82.0
EBITA	562.4	589.6	934.8	1,074.9	2,137.8	2,231.9
Depreciation	34.9	32.3	70.7	65.7	137.1	133.3
EBITDA	$ 597.3	$ 621.9	$ 1,005.5	$ 1,140.6	$ 2,274.9	$ 2,365.2

The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA and EBITA for the periods presented.

EBITDA and EBITA, which are defined on page 24, are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization, and excludes certain other one-time items. Our credit facility uses EBITDA to measure our compliance with covenants, such as our leverage ratios, as presented on page 12 of this presentation.

OmnicomGroup

18

19 Non-GAAP Reconciliations The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITA Adjusted and Operating Profit Adjusted for the period presented. Management believes that excluding the charges arising from the effects of the war in Ukraine provides investors with a better picture of the performance of the business during the period presented. EBITA, which is defined on page 24, is a non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Three Months Ended June 30, 2022 Six Months Ended June 30, 2022 Non-GAAP Adjusted Non-GAAP Adjusted EBITA Operating Profit EBITA Operating Profit Net Income - Omnicom Group Inc. $ 348.4 $ 348.4 $ 522.2 $ 522.2 Net Income Attributed To Noncontrolling Interests 21.6 21.6 42.4 42.4 Income (Loss) From Equity Method Investments 1.6 1.6 1.5 1.5 Income Tax Expense 133.1 133.1 248.6 248.6 Income Before Income Taxes 501.5 501.5 811.7 811.7 Net Interest Expense 40.1 40.1 82.9 82.9 Operating Profit - Reported 541.6 541.6 894.6 894.6 Charges arising from the effects of the war in Ukraine — 113.4 Non-GAAP Operating Profit - Adjusted $ 541.6 $ 1,008.0 Amortization of Intangible Assets 20.8 40.2 EBITA - Reported 562.4 934.8 Charges arising from the effects of the war in Ukraine 113.4 EBITA - Adjusted $ 562.4 $ 1,048.2 Revenue $ 3,567.2 $ 3,567.2 $ 6,977.5 $ 6,977.5 Margin 15.8% 16.5% 15.0% 14.4%

20 Non-GAAP Reconciliations The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITA Adjusted and Operating Profit Adjusted for the period presented. Management believes that excluding the charges arising from the effects of the war in Ukraine provides investors with a better picture of the performance of the business during the period presented. EBITA, which is defined on page 24, is a non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Three Months Ended June 30, 2021 Six Months Ended June 30, 2021 Non-GAAP Adjusted Non-GAAP Adjusted EBITA Operating Profit EBITA Operating Profit Net Income - Omnicom Group Inc. $ 348.2 $ 348.2 $ 636.0 $ 636.0 Net Income Attributed To Noncontrolling Interests 23.4 23.4 41.5 41.5 Income (Loss) From Equity Method Investments (0.1) (0.1) (0.1) (0.1) Income Tax Expense 123.2 123.2 235.2 235.2 Income Before Income Taxes 494.9 494.9 912.8 912.8 Net Interest Expense 73.5 73.5 121.0 121.0 Operating Profit - Reported 568.4 568.4 1,033.8 1,033.8 Gain on disposition of subsidiary (50.5) (50.5) Non-GAAP Operating Profit - Adjusted $ 517.9 $ 983.3 Amortization of Intangible Assets 21.2 41.1 EBITA - Reported 589.6 1,074.9 Gain on disposition of subsidiary (50.5) (50.5) EBITA - Adjusted $ 539.1 $ 1,024.4 Revenue $ 3,571.6 $ 3,571.6 $ 6,998.6 $ 6,998.6 Margin 15.1% 14.5% 14.6% 14.0%

21 Second Quarter Year to Date 2022 2021 2022 2021 Net Income - Omnicom Group Inc. - Reported $ 348.4 $ 348.2 $ 522.2 $ 636.0 Gain on disposition of subsidiary (50.5) (50.5) Early extinguishment of debt 26.6 26.6 Tax expense on early extinguishment of debt (7.1) (7.1) Charges arising from the effects of the war in Ukraine 113.4 Tax expense on charges arising from the effects of the war in Ukraine 4.8 Net Income - Omnicom Group Inc. - Adjusted $ 348.4 $ 317.2 $ 640.4 $ 605.0 Diluted Shares (millions) 206.9 217.1 208.3 217.0 Net Income per Share - Omnicom Group Inc. - Adjusted $ 1.68 $ 1.46 $ 3.07 $ 2.79 Non-GAAP Reconciliations

22 Partnerships: Retail media & e-commerce • Jun 21 - WALMART: connecting Omni with Walmart's media business and DSP to help advertisers succeed across Walmart websites, apps and physical stores. • Jun 21 - INSTACART: connecting Omni with Instacart's data on the complete customer journey to give advertisers insight on media execution on Disney and NBC connected and linear platforms. • Jun 22 - AMAZON: teamed with Omni on expanding insights, development of new software tools, and training on Amazon Marketing Cloud for advertiser campaign optimization and attribution. • Jun 23 - KROGER: combining Kroger's SKU-level store inventory and availability with Omni to help advertisers allocate media spending in a supply constrained environment across Kroger's media platform.

23 Acquisition: TCA • May 2022 • Omnicom Media Group acquired TCA, a full- service performance marketing agency • Expertise in CTV and linear video for data- driven optimization and improved brand performance • Transforms TV from a top-of-funnel, brand- building marketing channel to an outcomes- based medium • Integrates with, and is enhanced by, Omnicom's Omni platform to bring next-level attribution, clarity and control to client media investments • www.tca.tv “As a leading provider of performance solutions for fast growing brands in emerging categories, TCA expands our performance offer and footprint with marketers who represent an increasingly significant segment of media spend.” - Ralph Pardo CEO, Omnicom Media Group North America

24 Disclosures The preceding materials have been prepared for use in the July 19, 2022 conference call on Omnicom’s results of operations for the three and six months ended June 30, 2022. The call will be archived on the Internet at http:// investor.omnicomgroup.com/investor-relations/news-events-and-filings/. Forward-Looking Statements Certain statements in this presentation constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by the impact of the war in Ukraine and the COVID-19 pandemic, severe and sustained inflation in countries that comprise our major markets, supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. We use Adjusted Operating Profit, Adjusted Operating Profit Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Net Interest Expense, Adjusted Income Tax Expense, Adjusted Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per diluted share – Omnicom Group Inc. as additional operating performance measures. We believe these measures are useful in evaluating the impact of certain items on operating performance and allows for comparability between reporting periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 15 through 17. The Non-GAAP measures used in this presentation include the following: Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash used in operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non- controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow, defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA, defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. We believe EBITDA is a meaningful operating performance measure because the financial covenants in our credit facilities are based on EBITDA. EBITA, defined as operating profit before interest, taxes and amortization of intangible assets and EBITA margin, defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our business. Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. After Tax Reported Operating Profit, defined as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. Management uses after tax operating profit as a measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations. Other Information All dollar amounts are in millions except for per share figures. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.